UNITED STATES SECURITIES AND EXCHANGE COMMISSION WASHINGTON, D.C. 20549

	FORM	8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE SECURITIES EXCHANGE ACT OF 1934

April 2, 2025
Date of Report (Date of Earliest Event Reported)

HEWLETT PACKARD ENTERPRISE COMPANY
(Exact name of registrant as specified in its charter)

Delaware	001-37483		47-3298624
(State or other jurisdiction of incorporation)	(Commission File Number)		(I.R.S. Employer Identification No.)

1701 East Mossy Oaks Road,	Spring,	TX	77389
(Address of principal executive offices)			(Zip code)

(678)	259-9860
(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Exchange Act:
Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common stock, par value $0.01 per share	HPE	NYSE
7.625% Series C Mandatory Convertible Preferred Stock, par value $0.01 per share	HPEPRC	NYSE

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

☐	Emerging growth company
☐
If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.
On April 2, 2025, at the 2025 annual meeting of stockholders (the “2025 Annual Meeting”) of Hewlett Packard Enterprise Company (the “Company”), the Company's stockholders approved (1) an amendment (“Amendment No. 4”) to the Hewlett Packard Enterprise Company 2021 Stock Incentive Plan (the “SIP Plan”) to increase the number of shares of common stock reserved for issuance under the 2021 Plan by 22 million (22,000,000) shares, and (2) an amendment ("Amendment No. 1") to the Hewlett Packard Enterprise Company 2015 Employee Share Purchase Plan (the "ESP Plan") to extend the term of the ESP Plan by ten (10) years. The Company's Board of Directors approved Amendment No. 4 to the SIP Plan and Amendment No. 1 to the ESP Plan, subject to stockholder approval, on February 6, 2025.
The foregoing descriptions of Amendment No. 4 to the SIP Plan and Amendment No. 1 to the ESP Plan are qualified in their entirety by reference to Amendment No. 4 and Amendment No. 1, which are filed as Exhibits 10.1 and 10.2, respectively, to this report.
A more complete description of (i) the terms of Amendment No. 4 and the SIP Plan can be found in "Proposal no. 3: Vote to approve Amendment No. 4 to the Hewlett Packard Enterprise Company 2021 Stock Incentive Plan to increase the plan's shares available for issuance" on pages 57 to 65 of the Company's definitive proxy statement on Schedule 14A filed with the U.S. Securities and Exchange Commission on February 12, 2025 (the “2025 Proxy Statement”), and (ii) the terms of Amendment No. 1 and the ESP Plan can be found in "Proposal no. 4: Vote to approve Amendment No. 1 to the Hewlett Packard Enterprise Company 2015 Employee Share Purchase Plan to extend the plan's duration" on pages 66 to 69 of the Company's 2025 Proxy Statement, which descriptions are incorporated by reference herein.

Item 5.07	Submission of Matters to a Vote of Security Holders.
On April 2, 2025, the Company held its 2025 Annual Meeting. At the 2025 Annual Meeting, the Company's stockholders voted on six proposals and cast their votes as described below. The proposals are described in the Company's 2025 Proxy Statement.

Proposal 1
The Company's stockholders cast their votes to elect 12 individuals to the Company's Board of Directors for the succeeding year or until their successors are duly qualified and elected as set forth below:

Name	Votes For	Votes Against	Abstentions	Broker Non-Votes
Pamela L. Carter	948,964,573	43,464,272	1,365,600	153,093,912
Frank A. D'Amelio	989,222,840	3,167,453	1,404,152	153,093,912
Regina E. Dugan	989,469,284	3,041,922	1,283,239	153,093,912
Jean M. Hobby	988,534,712	3,964,190	1,295,543	153,093,912
Raymond J. Lane	986,478,437	5,968,543	1,347,465	153,093,912
Ann M. Livermore	975,467,083	16,548,792	1,778,570	153,093,912
Bethany J. Mayer	958,413,078	34,085,578	1,295,789	153,093,912
Antonio F. Neri	988,570,084	3,946,941	1,277,420	153,093,912
Charles H. Noski	975,898,634	16,501,910	1,393,901	153,093,912
Raymond E. Ozzie	988,615,119	3,797,694	1,381,632	153,093,912
Gary M. Reiner	972,020,255	20,369,945	1,404,245	153,093,912
Patricia F. Russo	940,852,940	51,824,294	1,117,211	153,093,912

Proposal 2
The Company's stockholders cast their votes to ratify the appointment of Ernst & Young LLP as the Company's independent registered public accounting firm for the fiscal year ending October 31, 2025 as set forth below:

Votes For	Votes Against	Abstentions	Broker Non-Votes
1,118,842,324	26,571,929	1,474,104	—

Proposal 3
The Company's stockholders cast their votes to approve Amendment No. 4 to the Hewlett Packard Enterprise Company 2021 Stock Incentive Plan, as set forth below:

Votes For	Votes Against	Abstentions	Broker Non-Votes
695,894,511	295,039,360	2,860,574	153,093,912

Proposal 4
The Company's stockholders cast their votes to approve Amendment No. 1 to the Hewlett Packard Enterprise Company 2015 Employee Stock Purchase Plan, as set forth below:

Votes For	Votes Against	Abstentions	Broker Non-Votes
985,703,599	6,804,649	1,286,197	153,093,912

Proposal 5
The Company's stockholders cast their votes with respect to the advisory vote to approve executive compensation as set forth below:

Votes For	Votes Against	Abstentions	Broker Non-Votes
886,480,847	104,459,232	2,854,366	153,093,912

Proposal 6
The Company's stockholders cast their votes with respect to the stockholder proposal entitled: "Transparency in Lobbying", as set forth below:

Votes For	Votes Against	Abstentions	Broker Non-Votes
213,898,665	773,254,199	6,641,581	153,093,912

Item 9.01	Financial Statements and Exhibits.

Exhibit Number	Description
10.1	Amendment No. 4 to the Hewlett Packard Enterprise Company 2021 Stock Incentive Plan
10.2	Amendment No. 1 to the Hewlett Packard Enterprise Company 2015 Employee Share Purchase Plan
104	Cover Page Interactive Data File (embedded within the Inline XBRL document)

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

HEWLETT PACKARD ENTERPRISE COMPANY

DATE: April 4, 2025	By:	/s/ David Antczak
	Name:	David Antczak
	Title:	Senior Vice President, General Counsel and Corporate Secretary